UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

MATEON THERAPEUTICS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03 and 3.02 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 25, 2021, Oncotelic Therapeutics, Inc. (the “Company”) consummated the closing of a private placement transaction whereby, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) entered into with an accredited investor (the (“Holder”), the Company issued a convertible promissory note in the aggregate principal amount of $203,750 (the “Note”), which Note is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Additional Notes may be offered of up to $1.2 million in the aggregate principal amount subject to further agreement by and between the Company and the Holder.

The Note carries an interest rate of 6% per annum and matures on May 25, 2022. Any amount of principal or interest on the Note which is not paid when due shall bear interest at a rate of 22% per annum from the due date thereof until paid. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert, at any time 180 days after the Issuance Date, in whole or in part, the outstanding principal and accrued interest under the terms of the Note into shares of Common Stock (the “Conversion Shares”) at the Variable Conversion Price as defined in the Note of 1.0 minus 35%, multiplied by the 15-day VWAP, which number of Conversion Shares issuable are subject to a beneficial ownership limitation of 4.99% of the issued and outstanding shares of Common Stock of the Company. Prepayment of the Note may be made at any time from the Issuance Date to 180 days after the Issuance Date at a rate of 120% of the outstanding principal amount plus accrued and unpaid interest, plus default interest, if any, as defined in the Note. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, at the Holder’s election, the outstanding principal amount of the Note multiplied by 1.5, plus accrued but unpaid interest, will become immediately due and payable in cash, unless such Event of Default is a failure to issue the shares of Common Stock to the Holder, in which case the aggregate amount of the outstanding principal amount of the Note plus accrued but unpaid interest will be multiplied by 2, and become immediately due and payable in cash.

The issuance of the Note is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement, dated May 25, 2021
10.2	Form of Note, dated May 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: June 1, 2021	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer